Exhibit 8.1

July 23, 2012

AmREIT, Inc.

8 Greenway Plaza

Houston, Texas 77046

Re: AmREIT, Inc.’s Qualification as a Real Estate Investment Trust

Ladies and Gentlemen:

We have acted as counsel to AmREIT, Inc., a Maryland corporation (the “Company”), in connection with the offer and sale of shares of the Company’s Class B stock, par value $0.01 per share, pursuant to a registration statement on Form S-11 filed on even date herewith (the “Registration Statement”), which contains the related prospectus (the “Prospectus”). You have requested our opinion regarding certain U.S. federal income tax matters.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documentation and information provided by the Company as we have deemed necessary or appropriate as a basis for the opinion set forth herein. In addition, the Company has provided us with, and we are relying upon, certificates containing certain factual representations and covenants of duly authorized officers of the Company (the “Officers’ Certificates”) relating to, among other things, (i) the actual and proposed operations of the Company and the entities in which the Company holds, or has held, a direct or indirect interest and (ii) the actual operations of AmREIT, a Maryland real estate investment trust that merged with and into the Company on November 24, 2009 (the “Predecessor Company”), and the entities in which the Predecessor Company held a direct or indirect interest.

For purposes of this opinion, we have not independently verified the facts, statements, representations and covenants set forth in the Officers’ Certificates or in any other document. In particular, we note that the Company and the entities in which the Company holds, or has held, a direct or indirect interest have engaged in, and may engage in, transactions in connection with which we have not provided legal advice, and have not reviewed, and of which we may be unaware. We also note that the Predecessor Company and the entities in which the Predecessor Company held a direct or indirect interest engaged in transactions in connection with which we have not provided legal advice, and have not reviewed, and of which we may be unaware. Consequently, we have relied on the Company’s representations that the facts, statements, representations and covenants presented in the Officers’ Certificates and other documents, or otherwise furnished to us, accurately and completely describe all material facts relevant to our opinion. We have assumed that all such facts, statements, representations and covenants are true without regard to any qualification as to knowledge, belief or intent. Our opinion is conditioned on the continuing accuracy and completeness of such facts, statements, representations and covenants. We are not aware of any facts inconsistent with such facts, statements, representations and covenants. Any material change or inaccuracy in the facts, statements, representations and covenants referred to, set forth, or assumed herein or in the Officers’ Certificates may affect our conclusions set forth herein.

In our review of certain documents in connection with our opinion as expressed below, we have assumed that each of the documents has been duly authorized, executed and delivered; is authentic, if an original, or is accurate, if a copy; and has not been amended subsequent to our review. Where documents have been provided to us in draft form, we have assumed that the final executed versions of such documents will not differ materially from such drafts.

bassberry.com

AmREIT, Inc.

Our opinion also is based on the correctness of the following assumptions: (i) the Company and the entities in which the Company holds, or has held, a direct or indirect interest have been and will continue to be operated in accordance with the laws of the jurisdictions in which they were formed and in the manner described in the relevant organizational documents, (ii) the Predecessor Company and the entities in which the Predecessor Company held a direct or indirect interest were operated at all times in accordance with the laws of the jurisdictions in which they were formed and in the manner described in the relevant organizational documents, (iii) there will be no changes in the applicable laws of the State of Maryland or of any other jurisdiction under the laws of which any of the entities in which the Company holds a direct or indirect interest have been formed and (iv) each of the written agreements to which the Company, the Predecessor Company or any of the entities in which either the Company or the Predecessor Company has or had an interest is a party will be implemented, construed and enforced in accordance with its terms.

In rendering our opinion, we have considered and relied upon the Internal Revenue Code of 1986, as amended (the “Code”), the regulations promulgated thereunder (the “Regulations”), administrative rulings and other interpretations of the Code and the Regulations by the courts and the Internal Revenue Service (“IRS”), all as they exist at the date hereof. It should be noted that the Code, Regulations, judicial decisions, and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect. A material change that is made after the date hereof in any of the foregoing bases for our opinion could affect our conclusions set forth herein. In this regard, an opinion of counsel with respect to an issue represents counsel’s best judgment as to the outcome on the merits with respect to such issue, is not binding on the IRS or the courts, and is not a guarantee that the IRS will not assert a contrary position with respect to such issue or that a court will not sustain such a position if asserted by the IRS.

We express no opinion as to the laws of any jurisdiction other than the federal laws of the United States of America to the extent specifically referred to herein. In addition, we express no opinion on any issue relating to the Company or the Predecessor Company, other than as expressly stated below.

Based on the foregoing and subject to the other qualifications and limitations included herein, we are of the opinion that:

1. Commencing with its taxable year ending December 31, 2008, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Code, and its method of operation will enable the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code for the taxable year ending December 31, 2012 and thereafter.

2. Commencing with its taxable year ending December 31, 2007 through its taxable year ending November 24, 2009, the Predecessor Company was organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code.

3. The statements set forth in the Prospectus under the caption “Material U.S. Federal Income Tax Considerations,” insofar as they purport to describe or summarize certain provisions of the statutes or regulations referred to therein, are accurate descriptions or summaries in all material respects.

The Company’s continued qualification and taxation as a REIT depend upon its ability to meet, through actual annual operating results, certain requirements relating to the sources of its income, the nature of its assets, its distribution levels, the diversity of its stock ownership and various other qualification tests imposed under the Code, the results of which are not reviewed by us. Accordingly, no assurance can be given that the actual results of the Company’s operations for the current taxable year or any future taxable years will satisfy the requirements for taxation as a REIT under the Code.

This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof, or the impact of any information, document, certificate, record, statement, representation, covenant, or assumption relied upon herein

AmREIT, Inc.

that becomes incorrect or untrue. We will not review on a continuing basis the compliance by the Company or the entities in which the Company holds a direct or indirect interest with the documents or assumptions set forth above, or the representations set forth in the Officers’ Certificates. Accordingly, no assurance can be given that the actual results of the Company’s operations for the current taxable year or any future taxable years will satisfy the requirements for qualification and taxation as a REIT.

The foregoing opinion is based on current provisions of the Code and the Regulations, published administrative interpretations thereof, and published court decisions. The IRS has not issued Regulations or administrative interpretations with respect to various provisions of the Code relating to REIT qualification and taxation. No assurance can be given that the law will not change in a way that will prevent the Company from qualifying as a REIT.

The foregoing opinion is limited to the U.S. federal income tax matters addressed herein, and no other opinion is rendered with respect to other federal tax matters or to any issues arising under the tax laws of any other country, or any state or locality. This opinion letter speaks only as of the date hereof. We undertake no obligation to update any opinion expressed herein after the date of this letter. This opinion letter has been prepared in connection with the filing of the Registration Statement on the date hereof and may not be used for any other purpose without our express written consent.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement. We also consent to the references to Bass, Berry & Sims PLC under the captions “Material U.S. Federal Income Tax Considerations” and “Legal Matters” in the Prospectus. In giving this consent, we do not admit that we are in the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder by the SEC.

Sincerely,

/s/ Bass, Berry & Sims PLC